Exhibit 99.1

NextNav Inc. Reports First Quarter 2024 Results

Filed Rulemaking Petition with FCC on April 16, 2024

Lays Out New Vision for Complement and Backup to GPS with Additional Spectrum for Broadband Services

McLean, VA., May 8, 2024 – NextNav Inc. (NASDAQ: NN) (“NextNav” or the “Company”) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported financial results for NextNav’s first quarter ended March 31, 2024.

Mariam Sorond, NextNav CEO stated, “NextNav is off to an exciting start to the year. We recently filed a petition for rulemaking with the Federal Communications Commission, proposing rearranging the Lower 900 MHz band to enable its use for terrestrial 3D positioning, navigation and timing services, and 5G broadband.

Our petition is a significant first step in efforts to deliver an innovative spectrum solution in the Lower 900 MHz band. As we move forward, we look forward to working closely with the FCC to make this vision a reality. We believe we have presented a petition that explains the urgency of 3D PNT services to the FCC, while also providing a viable solution to an issue of great importance to national security, our economy, and public safety.”

Recent Operational Highlights

  NextNav Files FCC Petition for Rulemaking: NextNav filed a rulemaking petition asking the Federal Communications Commission on April 16, 2024, to deliver an innovative spectrum solution in the Lower 900 MHz band, proposing rearranging the band to facilitate a terrestrial 3D PNT network and broadband.
  NextNav Receives Court Approval: On March 28, 2024, the Superior Court of the State of California, County of Alameda issued an Order approving the sale of licenses covering an additional 4 MHz in the Lower 900 MHz band. Court approval provided NextNav with the greenlight to move forward with obtaining FCC approval.

Three Months Ended March 31, 2024 Financial Highlights

  Revenue: was $1.0 million in the three months ended March 31, 2024, as compared to $830,000 in the prior year period. The increase was primarily attributable to increased recurring service revenue in the current period from technology and services contracts with commercial customers.
  Operating Loss: was $16.2 million in the three months ended March 31, 2024, as compared to an operating loss of $14.0 million in the prior year period, primarily driven by increases in stock-based compensation expense and payroll-related expenses.
  Net Loss: was $31.6 million in the three months ended March 31, 2024, including a loss on the fair value of warrants of $13.2 million, as compared to a net loss of $16.3 million in the prior year period, including a loss on the fair value of the warrants of $2.8 million.
  Balance Sheet: as of March 31, 2024, the Company had $73.3 million in cash and cash equivalents, $5.9 million in short term investments and has $49.9 million in debt net of unamortized discount attributed to transaction costs and the issuance of warrants, with a gross value of $70.0 million.
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Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 pm ET on Wednesday, May 8, 2024.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: https://registrations.events/direct/Q4I629362. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

A replay of the call can also be accessed via phone through May 15, 2024 by dialing (800) 770-2030 from the U.S., or (647) 362-9199 from outside the U.S. The conference I.D. number is 62936.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation positioning, navigation and timing (PNT), enabling a whole new ecosystem of applications and services that rely upon 3D geolocation and PNT technology. Powered by low-band licensed spectrum, NextNav's positioning and timing technologies deliver accurate, reliable, and resilient 3D PNT solutions for critical infrastructure, GPS resiliency and commercial use cases.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Source: NN-FIN

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “ “may,” “anticipate,” “believe,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “could,” “would,” “will” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the approval by the FCC of the transfer of the licenses, closing of the transactions described herein, the achievement of certain FCC-related milestones, the ability to realize the broader spectrum capacity and the advancement of NextNav’s terrestrial 3D PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation terrestrial 3D PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment,  potential growth opportunities, revenue, expenses, and profitability. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the risk that the requisite regulatory approvals are not obtained; (2) the ability to recognize the anticipated financial and other benefits of the transactions, which may be affected by, among other things, competition, the ability of NextNav to  manage costs and otherwise grow its business profitably, maintain relationships with customers and suppliers and retain its management and key employees; and (4)  the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors. New risks and uncertainties arise from time to time, and it is impossible for NextNav to predict these events or how they may affect the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.  For additional information regarding risk factors, see Part II, Item 1A, “Risk Factors” of the Company’s quarterly report on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the NextNav’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as those otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”).

Contact:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com

212-446-1875

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NextNav Inc.

CONDENSED Consolidated Balance Sheets

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$73,317	$81,878
Short term investments	5,922	3,954
Accounts receivable	1,496	2,332
Other current assets	16,053	3,056
Total current assets	$96,788	$91,220
Network under construction	1,693	1,676
Property and equipment, net of accumulated depreciation of $10,722 and $9,724 at March 31, 2024 and December 31, 2023, respectively	18,890	19,885
Operating lease right-of-use assets	18,744	19,267
Goodwill	17,581	17,977
Intangible assets	10,362	10,625
Other assets	1,572	1,508
Total assets	$165,630	$162,158

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,269	$391
Accrued expenses and other current liabilities	20,161	6,592
Operating lease current liabilities	2,423	2,523
Deferred revenue	287	297
Total current liabilities	$24,140	$9,803
Warrants	17,761	7,053
Operating lease noncurrent liabilities	14,974	15,145
Other long-term liabilities	1,596	1,614
Long term debt, net of debt issuance cost and discount	49,890	48,447
Total liabilities	$108,361	$82,062

Stockholders’ equity:
Common stock, authorized 500,000,000 shares; 112,712,136 and 111,261,434 shares issued and 112,582,924 and 111,132,222 shares outstanding at March 31, 2024 and December 31, 2023, respectively	12	12
Additional paid-in capital	846,721	837,416
Accumulated other comprehensive income	1,676	2,198
Accumulated deficit	(791,837)	(760,227)
Common stock in treasury, at cost; 129,212 shares at March 31, 2024 and December 31, 2023	(665)	(665)
Total stockholders’ equity	$55,907	$78,734
Non-controlling interests	1,362	1,362
Total liabilities and stockholders’ equity	$165,630	$162,158

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 NextNav INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2024	2023
Revenue	$1,046	$830
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	2,761	3,023
Research and development	4,670	4,578
Selling, general and administrative	8,446	6,054
Depreciation and amortization	1,319	1,125
Total operating expenses	$17,196	$14,780
Operating loss	$(16,150)	$(13,950)
Other income (expense):
Interest income (expense)	(2,168)	469
Change in fair value of warrants	(13,176)	(2,800)
Other loss, net	(72)	(81)
Loss before income taxes	$(31,566)	$(16,362)
Benefit (Provision) for income taxes	(44)	13
Net loss	$(31,610)	$(16,349)
Foreign currency translation adjustment	(522)	432
Comprehensive loss	$(32,132)	$(15,917)
Net loss	(31,610)	(16,349)
Net loss attributable to common stockholders	$(31,610)	$(16,349)
Weighted average of shares outstanding – basic and diluted	111,061	106,405
Net loss attributable to common stockholders per share - basic and diluted	$(0.28)	$(0.15)

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NextNav INC.

CONDENSED Consolidated Statements of Cash Flows

(UNAUDITED)

(IN THOUSANDS)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(31,610)	$(16,349)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,319	1,125
Equity-based compensation	4,244	3,866
Change in fair value of warranty liability	13,176	2,800
Realized and unrealized gain on short term investments	(50)	16
Equity method investment loss	40	55
Asset retirement obligation accretion	16	15
Amortization of debt discount	1,442	—
Changes in operating assets and liabilities:
Accounts receivable	836	979
Other current assets	(434)	(46)
Other assets	(107)	27
Accounts payable	878	(364)
Deferred revenue	(10)	(34)
Accrued expenses and other liabilities	3,022	395
Operating lease right-of-use assets and liabilities	253	88
Net cash used in operating activities	$(6,985)	$(7,427)

Investing activities
Capitalization of costs and purchases of network assets, property, and equipment	(32)	(856)
Purchase of marketable securities	(5,918)	—
Sale and maturity of marketable securities	4,000	5,213
Purchase of internal use software	(163)	(341)
Net cash used in investing activities	$(2,113)	$4,016

Financing activities
Payments towards debt	(28)	(27)
Proceeds from exercise of stock options	544	26
Net cash provided by financing activities	$516	$(1)
Effect of exchange rates on cash and cash equivalents	21	(5)
Net decrease in cash and cash equivalents	(8,561)	(3,417)
Cash and cash equivalents at beginning of period	81,878	47,230
Cash and cash equivalents at end of period	$73,317	$43,813

Non-cash financing information
Capital expenditure included in accounts payable	$278	$591

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